ATTACHMENT 1

To Schedule A dated May 1, 2007 of the Investment Management Agreement, dated April 27, 2001, by and between Allianz Investment Management LLC (formerly USAllianz Advisers, LLC) and Allianz Variable Insurance Products Trust (formerly USAllianz Variable Insurance Products Trust).

FEES PAYABLE TO THE MANAGER PURSUANT TO SCHEDULE A TO THE INVESTMENT MANAGEMENT AGREEMENT SHALL BE CALCULATED AT THE FOLLOWING ANNUAL RATES THROUGH APRIL 30, 2009.


 FUND
                                                                                                   RATE
                                                                     (Average Net Assets in Millions (M) for Funds with Breakpoints)
                                                         ALL ASSETS
 AZL BlackRock Capital Appreciation Fund* ...................0.75%

                                                                                  FIRST $100M
                                                                                                           THEREAFTER
 AZL Davis NY Venture Fund * ........................................................0.75%...................0.70%
                                                         ALL ASSETS
 AZL Dreyfus Founders Equity Growth Fund.....................0.70%
 AZL Dreyfus Premier Small Cap Value Fund....................0.85%
 AZL First Trust Target Double Play Fund.....................0.45%

                                                                                  FIRST $100M
                                                                                                          THEREAFTER
 AZL Jennison 20/20 Fund.............................................................0.75%...................0.70%
                                                                                  FIRST $200M             THEREAFTER
 AZL Legg Mason Growth Fund..........................................................0.70%...................0.65%

                                                                FIRST $100M
                                                                                  NEXT $100M
                                                                                                          THEREAFTER
 AZL LMP Large Cap Growth Fund....................................0.80%..............0.75%....................0.70%

                                                                FIRST $250M
                                                                                  NEXT $250M
                                                                                                           THEREAFTER
 AZL OCC Value Fund...............................................0.75%..............0.70%....................0.65%
                                                         ALL ASSETS
 AZL Oppenheimer Global Fund.................................0.80%
 AZL Oppenheimer Main Street Fund............................0.75%
 AZL Schroder Emerging Markets Equity Fund...................0.95%
 AZL TargetPLUS Equity Fund..................................0.45%

                                                                FIRST $100M
                                                                                  NEXT $400M
                                                                                                            THEREAFTER
 AZL Van Kampen Comstock Fund.....................................0.75%..............0.70%....................0.65%

                                                                FIRST $100M
                                                                                  NEXT $100M
                                                                                                             THEREAFTER
 AZL Van Kampen Equity and Income Fund............................0.70%..............0.675%...................0.65%
 AZL Van Kampen Global Franchise Fund.............................0.95%...............0.90%...................0.85%

                                                                                  FIRST $100M
                                                                                                             THEREAFTER
 AZL Van Kampen Growth and Income Fund...............................................0.675%...................0.65%
 AZL Van Kampen Mid Cap Growth Fund...................................................0.80%...................0.75%

____________________

*Effective November 24, 2008.

Date:  September 3, 2008

                                      Allianz Variable Insurance Products Trust

                                      By:   /s/ Jeffrey W. Kletti
                                      Name:  Jeffrey W. Kletti
                                      Title: President

                                      Allianz Investment Management LLC

                                      By:    /s/ Brian Muench
                                      Name:  Brian Muench
                                      Title: Vice President